UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2026

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2026, Halliburton’s Board of Directors appointed Michael Casey Maxwell as President, Western Hemisphere of Halliburton, effective February 1, 2026.

Mr. Maxwell, age 44, most recently served as Senior Vice President, North America Land since July 2024. Prior to that he served as Vice President, Argentina from July 2023 to June 2024, and Vice President, Permian Basin from January 2019 to June 2023, and has advanced through roles of increasing responsibility in field sales, technical sales, business development, and area leadership during his approximately 20 years at Halliburton. Mr. Maxwell holds a bachelor’s degree in architecture and an MBA from Texas Tech University.

There are no family relationships between Mr. Maxwell and any director or executive officer of Halliburton. There are no transactions in which Mr. Maxwell has an interest that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Maxwell and any other persons pursuant to which he was elected as President, Western Hemisphere.

In connection with Mr. Maxwell’s appointment, Halliburton entered into an Executive Agreement with Mr. Maxwell effective February 1, 2026 (the “Employment Agreement”). The Employment Agreement provides for a minimum annual base salary of $800,000, participation in the Halliburton Annual Performance Pay Plan, the Halliburton Company Performance Unit Program, and the Halliburton Company Stock and Incentive Plan, and severance payments consistent with other similarly situated executive officers of Halliburton, as well as other employee benefit plans and programs on the same basis generally as other executive officers of Halliburton. For additional information on these plans and programs, please read “Compensation Discussion and Analysis” in Halliburton’s Definitive Proxy Statement on Schedule 14A for Halliburton’s 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 1, 2025.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Mr. Maxwell’s Employment Agreement, effective February 1, 2026, replaces any previously signed employment agreements.

In connection with Mr. Maxwell’s appointment, Halliburton will also enter into an indemnification agreement with Mr. Maxwell, effective February 1, 2026, in the form generally provided to executive officers of Halliburton, a copy of which is included as Exhibit 10.1 to Halliburton’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 7.01.     Regulation FD Disclosure.

On January 14, 2026, Halliburton issued a press release announcing the appointment of the new Western Hemisphere President, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

10.1     Executive Agreement effective as of February 1, 2026, between Halliburton Energy Services, Inc. and Michael Casey Maxwell.

99.1     Press Release of Halliburton Company, dated January 14, 2026.

104     Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 14, 2026	By:	/s/ Pamela L. Taylor
Pamela L. Taylor
Vice President, Public Law and Assistant Secretary